Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NCI Building Systems, Inc. Deferred Compensation Plan of our reports dated December 18, 2017, with respect to the consolidated financial statements of NCI Building Systems, Inc. and the effectiveness of internal control over financial reporting of NCI Building Systems, Inc. included in its Annual Report (Form 10-K) for the year ended October 29, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

June 28, 2018
Houston, Texas